                                                                   EXHIBIT 10.10



                            STANDARD COMMERCIAL LEASE

                                     BETWEEN

                          GREENWOOD PLAZA PARTNERS, LLC
                                    AS LESSOR

                                       AND

                            NEW ERA OF NETWORKS, INC.
                                    AS LESSEE














ONE/TWO Greenwood Plaza Net Rent

                                TABLE OF CONTENTS

ARTICLE/SECTION                                                                      Page #
---------------                                                                      ------

1.00       BASIC LEASE TERMS                                                              1
    1.01   Parties                                                                        1
    1.02   Leased Premises                                                                1
    1.03   Term                                                                           1
    1.04   Base Rent                                                                      1
    1.05   Address for Payment of Base Rent                                               1
    1.06   Permitted Use                                                                  1
    1.07   Security Deposit                                                               1

2.00       RENT                                                                           1
    2.01   Base Rent                                                                      1
    2.02   Taxes and Assessments                                                          1
    2.03   Utilities                                                                      2
    2.04   Repairs and Maintenance                                                        2
    2.05   Triple Net Lease                                                               2
    2.06   Late Payment Charge                                                            2
    2.07   Increase in Insurance Premiums                                                 2
    2.08   Security Deposit                                                               2
    2.09   Holding Over                                                                   2

3.00       OCCUPANCY AND USE                                                              3
    3.01   Use                                                                            3
    3.02   Signs                                                                          3
    3.03   Compliance with Laws, Rules and Regulations                                    3
    3.04   Warranty of Possession                                                         3
    3.05   Inspection                                                                     3
    3.06   Acceptance of Leased Premises                                                  3
    3.07   Non-Smoking Building                                                           3

4.00       UTILITIES AND SERVICE                                                          3
    4.01   Building Services                                                              3
    4.02   Theft or Burglary                                                              3
    4.03   Intentionally Deleted                                                          3
    4.04   Intentionally Deleted                                                          3
    4.05   Window Coverings                                                               3
    4.06   Intentionally Deleted                                                          3

5.00       REPAIRS AND MAINTENANCE                                                        4
    5.01   Intentionally Deleted                                                          4
    5.02   Intentionally Deleted                                                          4
    5.03   Intentionally Deleted                                                          4
    5.04   Lessee Damages                                                                 4

6.00       ALTERATIONS AND IMPROVEMENTS                                                   4
    6.01   Lessor Improvements                                                            4
    6.02   Lessee Improvements                                                            4
    6.03   Mechanics Lien                                                                 4

7.00       CASUALTY AND INSURANCE                                                         4
    7.01   Substantial Destruction                                                        4
    7.02   Partial Destruction                                                            4
    7.03   Lessor's Insurance                                                             4
    7.04   Waiver of Subrogation                                                          4
    7.05   Hold Harmless                                                                  5

8.00       CONDEMNATION                                                                   5
    8.01   Substantial Taking                                                             5
    8.02   Partial Taking                                                                 5

9.00       ASSIGNMENT OR SUBLEASE                                                         5
    9.01   Lessor Assignment                                                              5
    9.02   Lessee Assignment                                                              5
    9.03   Conditions of Assignment                                                       5
    9.04   Subordination                                                                  5
    9.05   Estoppel Certificates                                                          5

10.00      INTENTIONALLY DELETED                                                          6

11.00      DEFAULT AND REMEDIES                                                           6
    11.01  Default by Lessee                                                              6
    11.02  Remedies for Lessee's Default                                                  6


ONE / TWO Greenwood Plaza Net Rent

12.00      INTENTIONALLY DELETED                                                          6

13.00      HAZARDOUS MATERIALS                                                            6
    13.01  Hazardous Materials                                                            6

14.00      DEFINITIONS                                                                    7
    14.01  Abandon                                                                        7
    14.02  Act of God or Force Majeure                                                    7
    14.03  Building                                                                       7
    14.04  Commencement Date                                                              7
    14.05  Completion Date                                                                7
    14.06  Square Feet                                                                    7

15.00      LESSEE'S INSURANCE                                                             7
    15.01  Fire and Extended Coverage                                                     7
    15.02  General Liability and Property                                                 7
    15.03  Endorsements                                                                   7

16.00      MISCELLANEOUS                                                                  8
    16.01  Waiver                                                                         8
    16.02  Act of God                                                                     8
    16.03  Attorney's Fees                                                                8
    16.04  Successors                                                                     8
    16.05  Rent Tax                                                                       8
    16.06  Captions                                                                       8
    16.07  Notice                                                                         8
    16.08  Submission of Lease                                                            8
    16.09  Corporate Authority                                                            8
    16.10  Severability                                                                   8
    16.11  Lessor's Liability                                                             8
    16.12  Indemnity                                                                      8
    16.13  Amendment                                                                      8
    16.14  Limitation of Warranties                                                       8
    16.15  Governing Law                                                                  9
    16.16  Parking                                                                        9
    16.17  Entire Agreement                                                               9
    16.18  Renewal Option                                                                 9
    16.19  Intentionally Deleted                                                          9
           Lessor/Lessee Signature Block                                                  9

           EXHIBITS
           Exhibit "A" - The Leased Premises                                             10
           Exhibit "A-1" - The Leased Premises Floor Plan                                11
           Exhibit "B" - Rules and Regulations                                           20
           Exhibit "C" - Lessor Improvements                                             21
           Exhibit "D" - Acceptance of Leased Premises/Tenant Estoppel Certificate       22
           Exhibit "E" - Rent Schedule                                                   23


ONE / TWO Greenwood Plaza Net Rent

                            STANDARD COMMERCIAL LEASE

                         ARTICLE 1.00 BASIC LEASE TERMS

     1.01 PARTIES. This Standard Commercial Lease (this "Lease") made as of this 22nd day of July, 1999, is entered into by and between: Greenwood Plaza Partners, LLC. (Lessor), and New Era of Networks, Inc., a Delaware corporation, (Lessee)

     1.02 LEASED PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises ("Leased Premises") as further delineated on Exhibit "A" attached hereto and by reference incorporated herein:

Approximately 64,443 RSF, on all three (3) floors
ONE Greenwood Plaza
6550 Greenwood Plaza Blvd.
Englewood, Colorado 80111

And

Approximately 134,634 RSF, on all five (5) floors, the Basement and Atrium TWO Greenwood Plaza
6560 Greenwood Plaza Blvd.
Englewood, Colorado 80111

     1.03 TERM. Subject to and upon the conditions set forth herein, the term of this Lease shall commence on the "Commencement Date" (which Lessor shall use its best efforts to establish as August 13, 1999 for the first floor of ONE Greenwood, October 8, 1999 for the second floor of ONE Greenwood, November 19, 1999 for the third floor of One Greenwood and May 1, 2000 for all of Two Greenwood.) The term of this Lease shall expire 120 months thereafter, May 1, 2010 (the "Expiration Date").

     1.04 BASE RENT. Base rent is per the following rent schedule:

          Years 1-5                  $18.50 per rentable square foot per year
          Years 6-8                  $21.75 per rentable square foot per year
          Years 9-10                 $23.80 per rentable square foot per year

     1.05 ADDRESS FOR PAYMENT OF BASE RENT.

         Greenwood Plaza Partners, LLC
         5000 South Quebec Street, Suite 605
         Denver, Colorado 80237

     1.06 PERMITTED USE. General Office

     1.07 SECURITY DEPOSIT. Security deposit is $80,000.00.

          The Security Deposit will be returned, together with interest earned on it as long as no default, on the fifth anniversary of the Commencement Date, so long as no event of default has occurred before that date.

                                ARTICLE 2.00 RENT

     2.01 BASE RENT. Lessee shall pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.04 of this Lease, which amount shall be payable to Lessor at the address shown above. One (1) monthly installment of base rent for the first month's rent shall be due and payable on the Commencement Date, and a like monthly installment shall be due and payable as per the Rent Schedule - Exhibit E, on or before the first day of each calendar month during the term of this Lease succeeding the Commencement Date; provided,: (a) if the Commencement Date should be a date other than the first day of a calendar month, the monthly base rent set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease; and (b) if the Completion Date for the additional portions of the Leased Premises are other than those indicated on Exhibit E, the monthly base rent shall be prorated accordingly. Lessee shall pay, as additional rent, all other sums due under this Lease. All rent shall be paid without demand, setoff, deduction or offsets, except as allowed by this Lease.

     2.02 TAXES AND ASSESSMENTS. (a) Lessee agrees to pay (except for Property Taxes for which the Lessor will escrow monthly from proceeds of Additional Rent pursuant to Section 2.01), as they become due and payable, and before they become delinquent, all valorem taxes, both general and special assessments and governmental charges lawful levied or assessed against the leased premises, or any part thereof, and upon all the improvements thereto during or with respect to any period, all or any part of which is included in the term of this Lease or any renewal or extension thereof and to submit to Lessor promptly evidence of such payment. Lessee shall pay, in addition to the amount set forth in the preceding sentence, all taxes and assessments which are not presently in effect, but which may hereinafter be enacted and which would be chargeable to Lessee as a consequence of the ownership of the leased premises if in fact Lessee were the owner thereof in fee simple at the time of such assessment of levy. All such taxes and assessments for, during or with respect to the year in which this Lease is terminated, shall be prorated as of the date of termination. Lessee shall also, in like manner, pay all and any interest and penalties thereon occasioned by its own failure to pay such taxes and assessments as they become due and payable. Lessor shall without delay transmit to Lessee all notices and statements received by Lessor of taxes due or assessments made with respect to leased premises.

     (b) Notwithstanding anything herein to the contrary, Lessee shall not be obligated to pay any income, franchise, corporation, estate, inheritance, succession or transfer tax levied against Lessor.


ONE / TWO Greenwood Plaza Net Rent

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     (b)  Lessee shall have the right to contest or review by legal or other proceedings, or in such other manner as Lessee may deem suitable, any assessed valuation, real estate tax or assessment; provided that, unless Lessee will have paid such tax or assessment under protest, Lessee shall furnish to Lessor a surety bond or other security satisfactory to Lessor securing the payment of such contested item or items and all interest, penalty and cost in connection therewith upon the final determination of such contest or review. Lessor shall, if so requested by Lessee, join in any proceeding for contest or review or such taxes or assessments, but the entire cost of such proceedings (including any cost, expense or attorney's fees sustained by Lessor in connection therewith) shall be borne by Lessee. Any amount already paid by Lessee and subsequently recovered as the result of such contest or review shall be for the account of Lessee.

     (c) In the event Lessee fails to pay any taxes and assessments as required by the paragraph. Lessor may at its option pay such taxes and assessments and invoice Lessee for such amounts as additional rental pursuant to Section 2.01.

     2.03 UTILITIES. The cost and charges for all utility services, including but not limited to gas, water, electricity, telephone, refuse or garbage collection and sewerage shall be paid by Lessee. Lessor shall not be required to pay for any utility service, upkeep or supplies in connection with the leased premises.

    2.04 REPAIRS AND MAINTENANCE. Unless otherwise expressly provided, (a) Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises of the improvements and equipment situated thereon, during the term of the Lease.

     (b) Throughout the term of the Lease, Lessee at its sole cost and expense, shall take good care of the leased premises, all improvements, equipment, appurtenances of the leased premises, alleyways, passageways, parking areas, sidewalks, curbs and vaults adjoining the leased premises, and shall at all times make all necessary repairs and replacements thereto, whether structural or nonstructural. The term repairs as used in this paragraph shall include, but not limited to, all necessary or appropriate replacements and renewals, and all necessary or appropriate alterations, additions and betterment's.

     (c) The necessity for and adequacy of the repairs to the leased premises made or required to be made pursuant to this paragraph shall be measured by standards which are appropriate for first-class building of similar construction and age containing similar facilities and which are necessary to maintain the leased premises at all times consistent with such standards. Lessee shall promptly (or immediately in case of emergency), make such repairs, replacements, renewals or additions, or perform such items of maintenance to the leased premises as required in order to maintain the leased premises at the standard required by the applicable provisions for this Lease.

     (d) Lessor shall not be required to furnish any services or facilities or to make any repairs in or about the leased premises, Lessee hereby assuming the full and sole responsibility for all repairs to, and for any condition, operation, maintenance and management of, the Leased premises as of the date and during the term of this Lease.

     (e) Lessee shall, at its own sole cost and expense, keep the sidewalks, curbs, entrances, passageways, parking spaces and areas free of snow, ice rubbish and obstructions.

     2.05 TRIPLE NET INTENT. It is the purpose and intent of Lessor that the rent provided in Section 2.01 shall be absolutely net to Lessor, and that Lessee shall pay, without notice or demand, and without abatement, deduction or setoff and save Lessor harmless from and against, all costs, taxes, insurance, exposure of repair, and other charges and expenses and obligations of every kind and nature whatsoever relating to the leased premises which may arise or become due during the term of this Lease; and in the event of any nonpayment of any of the foregoing, Lessor shall have, in addition to all other rights and remedies, all of the rights and remedies provided for herein or by law in the case of nonpayment of rent.

     2.06 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent notwithstanding, if the monthly base rent and additional rent payment is not received by Lessor on or before the first day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the first day of the month next following the month in which Lessee was invoiced, a late payment charge equal to the greater of $250.00 or five percent (5%) of such past due amount shall become due and payable, after a 5 day grace period, in addition to such amounts owed under this Lease.

     2.07 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Lessor for the Building is caused by Lessee's use of the Leased Premises in a manner other than as set forth in Section 1.06, or if Lessee vacates the Leased Premises and causes an increase in such premiums, then Lessee shall pay to Lessor, as additional rent, the amount of such increase to Lessor.

     2.08 SECURITY DEPOSIT. The security deposit set forth in Section 1.07 shall be held by Lessor in a federally insured interest bearing account for the performance of Lessee's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default hereunder by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessee forfeits any rights to the interest earned and Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of base rent or additional rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and so long as Lessee is not in default hereunder, any remaining balance of the security deposit shall be returned by Lessor to Lessee within thirty (30) days following the fifth anniversary of the Commencement Date so long as no event of default has occurred before that date or sooner termination of this Lease. If any portion of the security deposit is so used or applied, Lessee shall, upon ten (10) days written notice from Lessor, deposit with Lessor by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

    2.09 HOLDING OVER. In the event that Lessee does not vacate the Leased Premises upon the Expiration Date or sooner termination of this Lease, Lessee shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such holdover an amount equal to 150% of the base rent plus additional rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the Leased Premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease.


ONE / TWO Greenwood Plaza Net Rent

                         ARTICLE 3.00 OCCUPANCY AND USE

     3.01 USE. Lessee warrants and represents to Lessor that the Leased
Premises shall be used and occupied only for the purpose as set forth in Section
1.06. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, contractors, invitees and visitors in such a manner as is lawful, reputable. Lessor represents and warrants to Lessee that on the Commencement Date, the Leased Premises will be in compliance with all current laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, and occupancy of the Leased Premises, and all rules, orders, regulations and any body having jurisdiction over the Leased Premises and the Building of which the Leased Premises are a part. Lessee shall not permit any operation in the Leased Premises, which interferes with Lessor in its management of the Building. Lessee shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way, which would, in the opinion of Lessor, be extra, hazardous on account of fire or which would in any way increase or render void the insurance on the Building.

     3.02 SIGNS. No sign of any type or description shall be erected, placed or painted on the exterior of the Leased Premises or Building except those signs submitted by Lessee to Lessor in writing and approved by Lessor in writing, and which signs are in conformance with Lessor's sign criteria established for the Building.

     3.03 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Lessee, at Lessee's sole cost and expense, shall comply with all laws (and interpretations thereof), ordinances, orders, rules and regulations, now in force or which may hereafter be in force, of state, federal, municipal or other agencies or bodies having jurisdiction over use, condition and occupancy of the Leased Premises. Lessee will comply with the rules and regulations of the Building adopted by Lessor which are set forth on Exhibit "B", attached to and incorporated by reference into this Lease. Lessor shall have the right, at all times, to change and/or amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Leased Premises. All changes and amendments to the rules and regulations of the Building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

     3.04 WARRANTY OF POSSESSION. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Leased Premises during the full term of this Lease as well as any extension or renewal thereof, if any. Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the Leased Premises.

     3.05 INSPECTION. Lessor shall have the right, at all reasonable hours, upon reasonable requests, to enter the leased premises for the following reasons: inspections, determining Lessee's use of the leased premises, or determining if an act of default under this Lease has occurred.

     3.06 ACCEPTANCE OF LEASED PREMISES: As each portion of the Leased Premises is ready for occupation per the terms of 1.03, Lessee shall execute an Acceptance of Premises/Tenant Estoppel Certificate essentially in the form attached hereto as Exhibit "D" and by reference incorporated herein, acknowledging that the Lessee has assumed possession of that portion of the Leased Premises and confirming the Commencement Date/Completion Date for the term of this Lease as described in Section 1.03. Said Acceptance of Premises/Tenant Estoppel Certificate shall be executed by Lessee at the time Lessee receives keys and assumes possession of each portion of the Leased Premises. Lessor will construct the Leased Premises promptly based upon an agreed construction schedule in a good and workmanlike manner and in conformance with all applicable federal, state and local laws. Lessor warrants the design, construction and materials of the Leased Premises and materials of the Leased Premises and all components of the Leased Premises including, without limitation, heating, ventilating, air conditioning, roof, mechanical, electrical, and other systems for one (1) year after the date of Substantial Completion (for each portion of the Leased Premises from the dates of the Acceptance of Premises Tenant Estoppel Certificate), and will repair, restore, renovate and replace as its cost with goods and material of equal quality in any part of the Premises that is or becomes defective during that period. Lessor will indemnify Lessee against and hold Lessee harmless from any material loss, liability and expense (including reasonable attorney's fees and court costs) arising out of a breach of this warranty or any material defect of workmanship's, design or materials in that period.

     3.07 NON-SMOKING BUILDING. The Lessor has adopted a policy of non-smoking (for all employees, agents or invitees) in all confined spaces, common areas or leased areas, within the Building. The Lessee, his employees, agents or invitees, will identify certain designated areas outside the Building for smoking. Lessee hereby acknowledges that such designated outdoor areas are necessary and reasonable to prevent smoking by Lessee, Lessee's employees, agents and invitees in unauthorized areas of the Building.

                       ARTICLE 4.00 UTILITIES AND SERVICE

     4.01 BUILDING SERVICES. Lessor shall make available gas, water, electricity and telephone to the Leased Premises during the term of this Lease.

     4.02 THEFT OR BURGLARY. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by persons into the Leased Premises or the Building.

     4.03 INTENTIONALLY DELETED.

     4.04 INTENTIONALLY DELETED.

     4.05 WINDOW COVERINGS. Lessor shall furnish and install window coverings on all exterior windows in the Leased Premises so as to maintain a uniform exterior appearance of the Building. Lessee shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Lessee may install lined or unlined over draperies on the interior sides of the window coverings furnished by Lessor for interior appearance or to reduce light transmission, provided such over draperies do not affect the exterior appearance of the Building or affect the operating of the Building's heating, ventilating and air conditioning systems.

     4.06 INTENTIONALLY DELETED.


ONE / TWO Greenwood Plaza Net Rent

                      ARTICLE 5.00 REPAIRS AND MAINTENANCE

     5.01 INTENTIONALLY DELETED.

     5.02 INTENTIONALLY DELETED.

     5.03 INTENTIONALLY DELETED.

     5.04 LESSEE DAMAGES. Lessee shall deliver the Leased Premises to Lessor in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Lessee.

                    ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

     6.01 LESSOR IMPROVEMENTS. If construction to the Leased Premises is to be performed by Lessor prior to or during Lessee's occupancy, Lessor shall use reasonable efforts to complete the construction of the improvements to the Leased Premises, in accordance with plans and specifications agreed to by Lessor and Lessee, which plans and specifications are attached hereto as Exhibit "C" and are made a part of this Lease by reference. Within seven (7) days of receipt of plans and specifications, Lessee shall execute a copy of the plans and specifications and, if applicable, change orders setting forth the amount of any costs to be borne by Lessee. In the event Lessee fails to execute the plans and specifications and change order within the seven (7) day period, Lessor may, at its sole option, declare this Lease cancelled or notify Lessee that the base rent shall commence on the Completion Date even though the improvements to be constructed by Lessor may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by both Lessor and Lessee and shall constitute an amendment to this Lease.

     6.02 LESSEE IMPROVEMENTS. Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the prior written consent of Lessor, which consent may in the reasonable judgement of Lessor be denied. Any alterations, physical additions or improvements made by Lessee to the Leased Premises shall at once become the property of Lessor and shall be surrendered to Lessor upon the Expiration Date or sooner termination of this Lease; provided, however, that Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the Commencement Date, all costs of removal and/or alterations to be borne by Lessee. This Section 6.02 shall not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the Expiration Date or sooner termination of the term of this Lease only if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interest of Lessor.

     6.03 MECHANICS LIEN. Lessee shall not permit any mechanic's or materialman's lien(s) or other lien to be placed upon the Leased Premises or the Building on account done by, for or at the request of Lessee and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part thereof, nor as giving Lessee any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's, materialman's or other lien against the Leased Premises or the Building. In the event any such lien is attached to the Leased Premises or the Building, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, obtain the release of or otherwise discharge the same. Lessee shall pay any amount paid by Lessor for any of the aforesaid purposes to Lessor on demand as additional rent. At Lessor's request, Lessee shall post a completion bond or other financial security deemed adequate by Lessor to avoid the potential for the placement of liens upon the property.

                       ARTICLE 7.00 CASUALTY AND INSURANCE

     7.01. SUBSTANTIAL DESTRUCTION. If the Leased Premises should be totally destroyed by fire or other casualty, or if the Leased Premises should be damaged so that rebuilding cannot reasonably be completed within ninety (90) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and Lessee shall be relieved of its obligation to pay base rent and additional rent during the unexpired portion of the Lease, effective as of the date of the substantial destruction.

     7.02 PARTIAL DESTRUCTION. If the Leased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety (90) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, the rentals payable under this Lease during the period for which the Leased Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances.

     7.03 LESSOR'S INSURANCE. Lessor shall maintain two million dollars in liability insurance, however, Lessor shall not be obligated any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the Leased Premises, any fixtures installed or paid for by Lessee upon or within the Leased Premises, or any improvements which Lessee may construct on the Leased Premises.

     7.04 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the Building of which the Leased Premises are a part, or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Lessor or Lessee and


ONE / TWO Greenwood Plaza Net Rent
                                        4
their agents, contractors, officers and employees. Lessor and Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 7.04, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers.

     7.05 HOLD HARMLESS. Lessor shall not be liable to Lessee's employees, contractors, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Leased Premises caused by any act or omission of Lessee, its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation by Lessee, or caused by the improvements located on the Leased Premises becoming out of repair, the failure or cessation of any service provided by Lessor, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.


                            ARTICLE 8.00 CONDEMNATION

     8.01 SUBSTANTIAL TAKING. If all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the use specified in Section 1.06, then this Lease shall terminate and Lessee shall be relieved of its obligation to pay base rent and additional rent during the unexpired portion of the term of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

     8.02 PARTIAL TAKING. If a portion of the Leased Premises shall be taken for any public or quasi-public use under any government law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01, Lessor shall, at Lessor's sole risk and expense, restore and reconstruct the Building and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The rental payable during the unexpired portion of the term of this Lease shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

                       ARTICLE 9.00 ASSIGNMENT OR SUBLEASE

     9.01 LESSOR ASSIGNMENT. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building to a transferee who is capable of performing Lessor's obligations under this Lease and assumes and agrees to do so. Any such sale, transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

     9.02 LESSEE ASSIGNMENT. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Lessor which will not be unreasonably withheld, conditioned or delayed, and in no event shall any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder. No assignee or sublease of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof without the prior written consent of Lessor, which will not be unreasonably withheld, conditioned or delayed.

     9.03 CONDITIONS OF ASSIGNMENT. If Lessee desires to assign or sublet all or any part of the Leased Premises over 3,000 Rentable Square Feet, Lessee shall so notify Lessor at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee shall submit to Lessor a non-refundable processing fee of $300.00 for each such requests and shall provide Lessor with a copy of the proposed assignment or sublease and such reasonable information as Lessor might request concerning the proposed sublease or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Lessor's receipt of Lessee's proposed assignment or sublease and all required information concerning the proposed assignee, to include a non-refundable processing fee, Lessor shall have the following options: (1) to cancel this Lease as to the portion thereof proposed to be assigned or subleased; (2) to consent to the proposed assignment or sublease, (3) to refuse, in the exercise of its good faith and reasonable judgement, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of any event of default, if all or any part of the Leased Premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease.

     9.04 SUBORDINATION. Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Leased Premises or the Building, so long as Lessee receives a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to it and Lessee shall, upon demand, execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Leased Premises or the Building, Lessee shall be bound to, the transferee (sometimes hereinafter called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term of this Lease remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor.

     9.05 ESTOPPEL CERTIFICATES. Lessee shall furnish, from time to time, within ten (10) days after receipt of a request from Lessor or Lessor's


ONE / TWO Greenwood Plaza Net Rent
mortgagee, a statement certifying, if applicable, the following; Lessee is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien or claim of offset against rentals; the base rent and additional rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee. Lessee's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease, and that Lessor has not received more than one (1) month's Base rent and additional rent in advance.

                       ARTICLE 10.00 INTENTIONALLY DELETED

                       ARTICLE 11.00 DEFAULT AND REMEDIES

     11.01 DEFAULT BY LESSEE. The following shall be deemed to be events of default by Lessee under this Lease: (1) Lessee shall fail to pay when due any installment of base rent or additional rent or any other payment required pursuant to this Lease; or (2) Lessee shall abandon or vacate all or any substantial portion of the Leased Premises; or (3) Lessee shall materially fail to comply with any term, provision or covenant of this Lease, other than the payment of base rent and additional rent, and the failure is not cured within ten (10) days after written notice to Lessee, unless the failure cannot reasonably be cured within ten (10) days, in which event Lessee will not be in default so long as it commences the cure within ten (10) days and diligently pursues it to completion; or (4) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Lessee shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Building of which the Leased Premises are a part and the lien is not released within thirty (30) days after Lessee received notice of it.

     11.02 REMEDIES FOR LESSEE'S DEFAULT. Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one
(1) or more of the remedies set forth herein as proscribed by law: (1) Lessor may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises, and relet the Leased Premises on behalf of Lessee and receive the rental directly by reason of the reletting Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, leasing commissions, remodeling and repair costs. (2) Lessor may enter upon the Leased Premises, by picking or changing locks if necessary, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee shall reimburse Lessor on demand for any reasonable and direct expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor, shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease unless caused by the negligence of Lessor, its agents, contractors, or designees. (3) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearage in base rent and/or additional rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises. Lessee agrees to pay on demand the amount of all direct loss and damage which Lessor may suffer by reason of the termination of this Lease under this Section 11.02, whether through inability to relet the Leased Premises on satisfactory terms or otherwise. A rent concession or waiver of base rent and/or additional rent shall not relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under section
2.03. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor shall be construed as a termination of this Lease.

                       ARTICLE 12.00 INTENTIONALLY DELETED

                        ARTICLE 13.00 HAZARDOUS MATERIALS

     13.01 HAZARDOUS MATERIALS. In the event Hazardous Materials, as defined below, are discovered to be present in, on, or below the Leased Premises or the Building, Lessee shall not be required to pay any portion of the penalties, fines or costs related to the presence of Toxic Materials and their removal, including any costs incurred to comply with any and all rules, regulations, codes, ordinances, statutes, and other requirements of any lawful governmental authority respecting Hazardous Materials, pollution, harmful chemicals and other materials which existed on or below the Leased Premises or the Building prior to Lessee's occupancy of the Leased Premises; provided, however, if and to the extent the presence of such Toxic Materials is directly or indirectly caused by Lessee or its agents, employees or contractors, Lessee shall, at its sole cost and expense, remove the same.

As used herein, the term "Hazardous Materials" shall include, but not be limited to, any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the United States Government, or designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (1317)), defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (6901 et. seq.) (42 U.S.C. (6903)), or defined as a "hazardous substance pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (9601 et. seq. (42 U.S.C.
9601)).

Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials in the Leased Premises of the Building. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such


ONE / TWO Greenwood Plaza Net Rent
substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Lessee's business, and then only after prior written notice is given to Lessor of the identity of such substances or materials. Without limitation, Hazardous Materials and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the Leased Premises. In addition, Lessee Shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of Hazardous Materials on the Leased Premises or the Building. In all events, Lessee shall indemnify Lessor in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Leased Premises or the Building during the term of this Lease occurring, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants shall survive the Expiration Date or earlier termination of this Lease.

                            ARTICLE 14.00 DEFINITIONS

     14.01 ABANDON. "Abandon" is defined as the vacating of all or a substantial portion of the Leased Premises by Lessee, and whether or not Lessee is in default of the rental payments due under this Lease.

     14.02 ACT OF GOD OR FORCE MAJEURE. An "Act of God" or "Force Majeure" is defined as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

     14.03 BUILDING. "Building" as used in this Lease means the Building described in Section 1.02, including the Leased Premises and the land upon which the Building is situated.

     14.04 COMMENCEMENT DATE. "Commencement Date" shall be the date set forth in
Section 1.03. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, except as provided in Section 2.01.

     14.05 COMPLETION DATE. Each "Completion Date" shall be Substantial Completion of each portion of the Leased Premises, Building, parking, landscaping and all Building specifications as described in Exhibit C, subject only to minor punch list items that do not interfere with Lessee's use of the Leased Premises for its intended purpose, all of which shall be corrected by Lessor, at its cost, within sixty (60) days after the Lessee's occupancy and issuance of an unconditional certificate of occupancy. The cure of the punch list items will be done with as little disturbance to Lessee as possible. Upon termination or expiration of this Lease, except for ordinary wear and tear, damages caused by Lessor or Lessor's representatives, condemnation, and damages, Lessee shall deliver the Leased Premises back to Lessor in the then as is condition. The Completion Date of the first floor of ONE Greenwood Plaza shall constitute the Commencement Date of the term of this Lease for all purposes, except as provided in Section 2.01. Lessor shall use its reasonable efforts to establish the Completion Dates as the date set forth in Section 1.03. In the event that the improvements to the several portions of the Leased Premises have not in fact been completed as of those dates, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Lessee in writing as soon as it deems such corrective action has been completed and the applicable portion of the Leased Premises is ready for occupancy. Upon completion of construction of each portion of the Leased Premises as described in Section 1.03, Lessee and Lessor shall execute an Acceptance of Leased Premises/Tenant Estoppel Certificate substantially in the form of Exhibit "D", attached hereto and incorporated by reference herein.

     14.06 SQUARE FEET. "Square Feet" or "Square Foot" as used in this Lease includes the area contained within the Leased Premises together with a common area percentage factor of the Leased Premises proportionate to the total area of the Building.

                       ARTICLE 15.00 LESSEE'S INSURANCE

     15.01 FIRE AND EXTENDED COVERAGE. Lessee shall, during the term of this lease, maintain at its expense, a policy of fire and extended coverage insurance, with vandalism and malicious mischief endorsements, on all of its personal property, including removable trade fixtures located in the Leased Premises and on additions, improvements and fixtures made or installed by Lessee to or in the Leased Premises to the extent of at least ninety percent (90%) of their full replacement value.

     15.02 GENERAL LIABILITY AND PROPERTY. Lessee shall, during the term of this lease, maintain at its expense a policy of commercial general liability insurance insuring Lessee against liability arising out of the use occupancy or maintenance of the Leased Premises with liability limits of not less than $2,000,000 per occurrence, combined single limit for bodily injury and property damage. In addition, Lessor shall maintain a policy of insurance with premiums paid in advance, issued by and binding upon an insurance company with a Best rating of A-9 or better, insuring the Building against all risk of direct physical loss in an amount to at lease ninety percent (90%) of the full replacement cost of the Building and its improvements as of the date of the losses. The policy shall name Lessor as an additional insured.

     15.03 ENDORSEMENTS. All insurance to be maintained by Lessee shall (a) contain an endorsement requiring a minimum of thirty (30) days written notice from the insurance company to Lessor before termination, cancellation of or change in the policy; (b) be primary and non-contributing with respect to any insurance maintained by Lessor; and (c) be issued by an insurance company satisfactory to Lessor. Prior to the Commencement Date and at all times during the term hereof, Lessee shall provide Lessor with satisfactory evidence that Lessee has obtained the required insurance. Lessee shall increase the protection afforded by the public liability and property damage insurance at Lessor's reasonable request


ONE / TWO Greenwood Plaza Net Rent

                           ARTICLE 16.00 MISCELLANEOUS

     16.01 WAIVER. Failure of either party to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, but either party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one (1) or more of the remedies set forth in Article 11.00 shall not preclude pursuit of any one (1) or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any base rent or additional rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default by Lessee shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

     16.02 ACT OF GOD. Neither party shall be required to perform any covenant or obligation in this Lease, or be liable in damages to the other, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an Act or God, Force Majeure or by the other party.

     16.03 ATTORNEY'S FEES. In the event either party defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease, following a non-appealable judgement, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and cost of suit.

     16.04 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the Leased Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event, this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

     16.05 RENT TAX. If applicable in the jurisdiction where the Leased Premises is situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the base rent, additional rent, or any other charge upon which the tax is based as set forth above.

     16.06 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

     16.07 NOTICE. All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in section 1.05. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in this Section 16.07, or at any other address within the United States as Lessee may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth below:

    Lessor:                                   Lessee:
    -------                                   -------
    Greenwood Plaza Partners, LLC             New Era of Networks, Inc.
    5000 South Quebec Street, Suite 605       6550 South Greenwood Plaza Blvd., Suite 100
    Denver, Colorado 80237                    Englewood, Colorado 80111

     16.08 SUBMISSION OF LEASE. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by, and delivery to, both Lessor and Lessee.

     16.09 CORPORATE AUTHORITY. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the Leased Premises are located, that Lessee, as a corporation, has full right and authority to enter into this Lease, and that each person signing on behalf of Lessee, as a corporation, is authorized to do so. At Lessor request, Lessee shall provide a Letter of Authorization or Corporate Resolution to execute the lease.

     16.10 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, then the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     16.11 LESSOR'S LIABILITY. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right, title and interest of Lessor in the Building as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor, other than Lessor's interest in the Building as herein expressly provided.

     16.12 INDEMNITY. Except as disclosed in this Section 16.12, each party hereto represents and warrants to the other that it has neither used or consulted with any broker or similar person or entity in connection with this Lease, and each party (the "Indemnitors") agrees to indemnify and hold harmless the other party from and against any liability or claim, whether meritorious or not, arising with respect to any broker or similar person from and against any claims by such broker or entity for brokerage or similar commissions or fees arising by reason of actions taken by the Indemnity. Lessor has engaged the services of Mile High Properties, LLC ("Mile High") in connection with this Lease and shall pay a commission to Mile High in accordance with the listing agreement between Greenwood Plaza Partners, LLC and Mile High.

     16.13 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

     16.14 LIMITATION OF WARRANTIES. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED



ONE / TWO Greenwood Plaza Net Rent

WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

     16.15 GOVERNING LAW. This Lease will be governed by the internal laws of the State of Colorado.

     16.16 PARKING. Lessor will provide Lessee with 45 unreserved surface parking spaces on the Commencement Date of this Lease for the Lease term, and 720 unreserved parking spaces in the Parking Garage at the Completion Date for the Second Floor of ONE Greenwood for the Lease term. Lessor shall provide and Lessee shall pay a Monthly Parking Fee of $50.00 per month per space for 180 spaces in the Parking Garage, starting on October 8, 1999. An additional 90 unreserved parking spaces in the Parking Garage will be provided and added to the Monthly Parking Fee on November 19, 1999 and the balance (450) of the parking spaces the Parking Garage will be added to the Monthly Parking Fee on May 1, 2000, The Monthly Parking Fee will increase at the same rate as the Base Rent as defined in Section 1.04 and the Rent Schedule - Exhibit E. Lessor will provide 50 parking spaces offsite from the Commencement Date until October 7, 1999.

        Years 1-5             $50.00 per month per space
        Years 6-8             $57.50 per month per space
        Years 9-10            $62.70 per month per space

     16.17 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

     16.18 RENEWAL OPTION. Lessee is granted TWO (2) successive options to extend the term of this Lease. Each option shall be for a term of five (5) years (the Extension Terms), provided (a) there is no event of default at the time of exercise of an option; and (b) Lessee gives written notice of its exercise of an option at least one hundred eighty (180) days prior to the expiration of the original lease term or first Extension Term. The Extension Term shall be upon the same terms and conditions, except (i) Lessee shall have no further right of renewal after the second Extension Term prescribed above; and (ii) the base rent will be at the prevailing market rate.

     16.19 INTENTIONALLY DELETED.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                                LESSOR:

                                GREENWOOD PLAZA PARTNERS, LLC

                                By:      /s/ [ILLEGIBLE]
                                         ---------------------------------------

                                Its:
                                         ---------------------------------------

                                LESSEE:

                                NEW ERA OF NETWORKS, INC.

                                By:      /s/ LEONARD [ILLEGIBLE]
                                         ---------------------------------------

                                Its:     Sr V.P. Counsel
                                         ---------------------------------------

                                    EXHIBIT A

                               THE LEASED PREMISES

                              ONE Greenwood Plaza

              FIRST FLOOR, CONTAINING 21,819 RENTABLE SQUARE FEET.
             SECOND FLOOR, CONTAINING 20,853 RENTABLE SQUARE FEET.
              THIRD FLOOR, CONTAINING 21,771 RENTABLE SQUARE FEET.
                                 TOTAL = 64,443

                               TWO GREENWOOD PLAZA

                BASEMENT, CONTAINING 19,920 RENTABLE SQUARE FEET
               FIRST FLOOR, CONTAINING 21,443 RENTABLE SQUARE FEET
              SECOND FLOOR, CONTAINING 21,403 RENTABLE SQUARE FEET
               THIRD FLOOR, CONTAINING 21,628 RENTABLE SQUARE FEET
               FORTH FLOOR, CONTAINING 21,628 RENTABLE SQUARE FEET
               FIFTH FLOOR, CONTAINING 21,628 RENTABLE SQUARE FEET
                  ATRIUM, CONTAINING 6,984 RENTABLE SQUARE FEET
                                  TOTAL 134,634



ONE / TWO Greenwood Plaza Net Rent

                                  EXHIBIT - A-1
                          LEASED PREMISES FLOOR PLANS




ONE / TWO Greenwood Plaza Net Rent

                               ONE GREENWOOD PLAZA

                               [FIRST FLOOR PLAN]

                               ONE GREENWOOD PLAZA

                               [SECOND FLOOR PLAN]

                               ONE GREENWOOD PLAZA

                               [THIRD FLOOR PLAN]

                               TWO GREENWOOD PLAZA

                           [LOWER LEVEL LEASING PLAN]

                               TWO GREENWOOD PLAZA

                           [FIRST LEVEL LEASING PLAN]

                               TWO GREENWOOD PLAZA

                           [SECOND LEVEL LEASING PLAN]

                               TWO GREENWOOD PLAZA

                       [THIRD - FIFTH LEVELS LEASING PLAN]

                               TWO GREENWOOD PLAZA

                           [ATRIUM LEVEL LEASING PLAN]

                                   EXHIBIT "B"
                              RULES AND REGULATIONS

     1. Lessor shall furnish Lessee four (4) keys to the Leased Premises without charge. Additional keys shall be furnished at the Lessee expense, Lessee shall not change locks on exterior doors or install additional locks on exterior doors to the Leased Premises and the Building without the prior written consent of Lessor and will provide Lessor with a Grand Master Key to the Leased Premises. All keys to the Leased Premises and the Building shall be surrendered to Lessor upon the Expiration Date or sooner termination of this Lease.

     2. Intentionally Deleted.

     3. Lessee shall not at any time occupy any part of the Leased Premises or Building as sleeping or lodging quarters.

     4. Lessee shall not place, install or operate on the Leased Premises or in any part of the Building any engine, or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises or Building any explosives, gasoline, kerosene oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor.

     5. Lessor shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or the Building regardless of whether such loss occurs when the Leased Premises or the Building is locked against entry or not.

     6. No dogs (except working dogs), cats, fowl, or other animals shall be brought into or kept in or about the Leased Premises or Building.

     7. Intentionally Deleted.

     8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

     9. The water closets and other water fixtures in the Building shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

     10. Intentionally Deleted.

     11. Nothing shall be thrown out of the windows of the Building or down the stairways or other passages to the Building.

     12. Intentionally Deleted.

     13. Intentionally Deleted.

     14. Intentionally Deleted.

     15. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

     16. Lessee shall not install floor covering within the Leased Premises without the prior written approval of Lessor. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

     17. Lessee agrees to cooperate with and assist Lessor in the prevention of canvassing, soliciting and peddling within the Building.

     18. Intentionally Deleted.

     19. It is Lessor's desire to maintain the Building with the highest standard of dignity and good taste consistent with comfort and convenience for Lessee.

     20. Lessor reserves the right to make such other and further reasonable rules and regulations as in Lessor's judgment may from time to time be necessary for the safety, care and cleanliness of the Building, and for the preservation of good order therein.


ONE / TWO Greenwood Plaza Net Rent

                                   EXHIBIT "C"

                               LESSOR IMPROVEMENTS

Lessor will provide Lessee with a tenant finish allowance $23.00 per rentable square foot for slab to slab tenant finish costs. This finish allowance will include all costs associated with the Lessee's Work including, but not limited to, space planning, construction drawings, construction costs (including all fees and permits), architectural and engineering fees and reasonable construction management fees. In the event the cost of the remodel exceeds this allowance, any additional amounts will be paid by Lessee.



ONE / TWO Greenwood Plaza Net Rent

                                   EXHIBIT "D"

           ACCEPTANCE OF LEASED PREMISES/TENANT ESTOPPEL CERTIFICATE

     This acceptance of Leased Premises/Tenant Estoppel Certificate (this "Agreement") is entered into as of this _____________ day of ________________, _______, by and between _____________________ ("Lessor") and
____________________ ("Lessee") and forms an integral and inseparable part of the Standard Commercial Lease dated __________________, 19__ by and between the parties (the "Lease"). Notwithstanding anything to the contrary contained within the Lease, the parties hereto confirm and agree as follows:

     1. Lessor delivered and Lessee accepted possession of the ______ floor(s) of ONE / TWO Greenwood Plaza on ____________________, ____.

     2. The Commencement Date and the Completion Date for the first floor of ONE Greenwood Plaza are/have been hereby established as _____________________, 19__, and the Expiration Date is hereby established as __________________, _____.

     3. The Completion Date for the portion of the Leased Premises described in
Section 1 above is hereby established as _____________________, ____________.

     4. The improvements to the portion of the Leased Premises described in
Section 1 above to be constructed by Lessor have been satisfactorily completed and accepted by Lessee.

     5. Lessee hereby acknowledges that it has received ____________ (_____) keys for the Leased Premises and the Building from Lessor as of ________________, 19_____.


                             LESSOR:

                             GREENWOOD PLAZA PARTNERS, LLC

                             By:
                                    ----------------------------

                             Its:
                                    ----------------------------


                             LESSEE:

                             NEW ERA OF NETWORKS, INC.

                             By:
                                    ----------------------------

                             Its:
                                    ----------------------------

ONE / TWO Greenwood Plaza Net Rent

                                   EXHIBIT "E"

                                  RENT SCHEDULE



ONE / TWO Greenwood Plaza Net Rent

GREENWOOD PLAZA PARTNERS, LLC.
500 SOUTH QUEBEC STREET, SUITE 650
DENVER, COLORADO 80237

NEON RENT SCHEDULE


ONE & TWO GREENWOOD PLAZA
6550 & 6560 SOUTH GREENWOOD PLAZA BLVD.
ENGLEWOOD, COLORADO 80111

                                                  BASE NET                  PARKING RATE   NUMBER OF                    TOTAL
TERM                     FLOORS   RENTABLE AREA  RENT (RSF)   MONTHLY RENT    PER SPACE     SPACES    PARKING RENT   MONTHLY RENT
----                     -------  -------------  ----------   ------------  ------------   ---------  ------------   ------------
8/13/99 to 8/31/99             1      21,819       $18.50     $ 33,637.63      $50.00           0           $0.00    $ 20,616.61
9/1/99 to 9/30/99              1      21,819       $18.50     $ 33,637.63      $50.00           0           $0.00    $ 33,637.63
10/1/99 to 10/31/99            1      21,819       $18.50     $ 33,637.63      $50.00           0           $0.00    $ 33,637.63
10/8/99 to 10/31/99            2      20,853       $18.50     $ 32,148.38      $50.00         180       $9,000.00    $ 31,856.81
Sub-Total 10/31/99                                                                                                   $ 65,494.43
11/1/99 to 11/30/99          1&2      42,672       $18.50     $ 65,786.00      $50.00         180       $9,000.00    $ 74,786.00
11/19/99 to 11/30/99           3      21,771       $18.50     $ 33,563.63      $50.00          90       $4,500.00    $ 15,225.45
Sub-Total 11/30/99                                                                                                   $ 90,011.45
12/1/99 to 12/31/99        1&2&3      64,443       $18.50     $ 99,349.63      $50.00         270      $13,500.00    $112,849.63
1/1/00 to 4/30/00          1&2&3      64,443       $18.50     $ 99,349.63      $50.00         270      $13,500.00    $112,849.63
5/1/00 to 4/30/05        1-3&1-5     199,077       $18.50     $306,910.38      $50.00         720      $36,000.00    $342,910.38
5/1/05 to 4/30/08        1-3&1-5     199,077       $21.75     $360,827.06      $57.50         720      $41,400.00    $402,227.06
5/1/08 to 4/30/10        1-3&1-5     199,077       $23.80     $394,836.05      $62.70         720      $45,144.00    $439,980.05


GENERAL NOTES

1. Property Taxes will be escrowed on a monthly basis in the form of Additional Rent. Attached to this Rental Schedule is the Estimated Property Taxes for 1999 - ONE Greenwood Plaza.



NEON RENT SCHEDULE           THE WELLS PARTNERSHIP              RUN DATE 7/15/99

THE WELLS PARTNERSHIP, INC.
511 SIXTEENTH STREET SUITE 210
DENVER, COLORADO 80202

GREENWOOD PLAZA PARTNERS, LLC


ESTIMATED PROPERTY TAXES - ONE GREENWOOD PLAZA - 1999

              MONTH                          OPP                    NEON             TOTAL
            ---------                     ----------             ----------       ----------
            01-Jan-99                     $ 7,158.33             $     0.00       $ 7,158.33
            01-Feb-99                     $ 7,158.33             $     0.00       $ 7,158.33
            01-Mar-99                     $ 7,158.33             $     0.00       $ 7,158.33
            01-Apr-99                     $ 7,158.33             $     0.00       $ 7,158.33
            01-May-99                     $ 7,158.33             $     0.00       $ 7,158.33
            01-Jun-99                     $ 7.158.33             $     0.00       $ 7,158.33
            01-Jul-99                     $ 7,158.33             $     0.00       $ 7,158.33
            01-Aug-99                     $ 5,700.52             $ 1,457.81       $ 7,158.33
            01-Sep-99                     $ 4,772.02             $ 2,386.31       $ 7,158.33
            01-Oct-99                     $ 2,911.78             $ 4,246.55       $ 7,158.33
            01-Nov-99                     $ 1,417.34             $ 5,740.99       $ 7,158.33
            01-Dec-99                     $     0.00             $ 7,158.33       $ 7,158.33
                                          ----------             ----------       ----------
Total                                     $64.909.97             $20,989.99       $85,899.96
                                          ==========             ==========       ==========



PROPERTY TAX - 1999                                             RUN DATE 7/15/99